Exhibit 23.1




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of Cimetrix, Inc.:

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 11, 2004 relating to the financial statements of Cimetrix, Inc., and to the reference of our Firm in the Registration Statement.


/S/ TANNER + CO.

Salt Lake City, Utah
August 26, 2004